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                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): July 18, 2001


                          The Freight Connection, Inc.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                 33-29985-NY                 11-2994672
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(State or other jurisdiction    (Commission File   (IRS Employer Identification
 of Incorporation )              Number)            Number)

                9870 Highway 92, Suite 110, Woodstock, GA 30188
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (770) 517-7744

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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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     On July 12, 2001, Vitran Corporation Inc. ("Vitran") acquired 643,400 shares of common stock of The Freight Connection, Inc. (the "Company") from an independent shareholder. After completion of that transaction, Vitran owns 94.5% of the Company's common stock.

     On July 18, 2001, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State. The Amendment, which was approved by the Company's Board of Directors and by Vitran as majority stockholder on July 17, 2001, has reduced the Company's authorized shares from 20,000,000 shares of common stock, $.001 par value, to 100 shares of common stock, $200 par value, and reclassified the common stock so that each 350,000 shares of common stock, $.001 par value, has been changed to one share of common stock, $200 par value. The Amendment has also cancelled any fractional shares of common stock outstanding after the reclassification and provides for the payment of cash to holders of fractional shares.

     As a result of the Amendment and reclassification, the Company will have no stockholders other than Vitran. Stockholders of record on July 18, 2001, will be notified of the Amendment and will receive the fair value of their shares when they deliver their share certificates to the Company. The Company intends to terminate its reporting obligations under the Securities Exchange Act of 1934 prior to August 14, 2001, but has not made a final determination to do so as of the date of this Report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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Exhibits
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     Exhibit No.  Description
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        3.1.1     Certificate of Amendment to Certificate of Incorporation
                  filed July 18, 2001.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned herein duly authorized.

                                  THE FREIGHT CONNECTION, INC.


Dated: July 24, 2001              By: /s/ Geoff Duncan
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                                      Geoff Duncan, President